SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 1, 2007

DESTINATION TELEVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29921	65-0494581

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 North Federal Highway Fort Lauderdale, Florida	33301

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 332-6600

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Completion of Acquisition or Disposition of Assets

            Effective, November 1, 2007, Destination Television, Inc. ("we," "our" or the "Company") completed the acquisition of all of the outstanding member's equity interests of American Broadcast Group LLC.  The transaction was completed in accordance with terms of the purchase agreement signed on July 8, 2007 and reported by us July 10, 2007 on Form 8-K.

        Description of American Broadcast Group LLC

            American Broadcast Group LLC ("ABG") is a limited liability company, which was formed under Florida law in July 2006.

            ABG is a local and regional digital signage advertising sales company that is based in southern Florida. Its operations are in Florida and Texas and have just begun sales efforts in North Carolina. ABG, as our wholly owned subsidiary, will operate separately from us, the parent company, but will avail itself of our technical and production capabilities, facilities and content and will provide us with access to their sales organization.

            ABG was headquartered in Miami, Florida until the acquisition date, at which time ABG moved its operations to our offices in Fort Lauderdale.

            ABG's audited financial statements for the short-year ended December 31, 2006 and for the seven-month interim period ended July 31, 2007 will be furnished by amendment to this Report on Form 8-K/A within the requisite 71 day time period.

            ABG's audited revenue for the short-year ended December 31, 2007 was approximately $101,000 which resulted in a net loss of approximately $153,000. Additionally, ABG had deferred income of approximately $81,000, which will be reflected as income in future periods over the remaining term of the advertising contracts.

            Fred Durham, founder and president of ABG will continue as president of our subsidiary, ABG. Mr. Durham has been involved in various aspects of the advertising industry for more than 25 years.

Item 3.02 - Unregistered Sales of Equity Securities

            On November 1, 2007, we issued 3,520,000 shares of Destination Television, Inc. common stock to Durham and Partners Worldwide, Inc. in exchange for all of the outstanding member's equity interests of American Broadcast Group LLC. We relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration.

            The newly issued shares are restricted as to transferability and may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Securities Act of 1933, as amended. Notwithstanding the availability of any exemption from registration, including exemption under Rule 144 and notwithstanding the effectiveness of any Registration Statement that may cover such stock, Durham and Partners Worldwide, Inc. has agreed to not sell more than 10% of such stock per calendar quarter.

Item 9.01 - Financial Statements and Exhibits

(a)    Financial Statements:

        We plan to file an amendment to this Report on Form 8-K, prior to December 31, 2007, which will include the requisite financial statements of American Broadcast Group LLC.

 SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 7, 2007

Destination Television, Inc.

Registrant

By:	/s/ Gordon Scott Venters

President